                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Compass Design Automation, Inc.:

We have audited the accompanying consolidated balance sheet of Compass Design Automation, Inc. and subsidiaries (the Company) as of December 27, 1996, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. In connection with our audits of the accompanying consolidated financial statements, we also have audited the accompanying consolidated financial statement schedule. These consolidated financial statements and related consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Compass Design Automation, Inc. and subsidiaries as of December 27, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. Also in our opinion, the related consolidated financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

San Jose, California
November 18, 1997

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                            DECEMBER 27,    JUNE 27,
                                                                                                1996          1997
                                                                                            ------------   -----------
                                                                                                           (UNAUDITED)
                                                        ASSETS
----------------------------------------------------------------------------------------------------------------------
Current assets:
  Cash....................................................................................    $  1,668         2,445
  Accounts receivable, net................................................................      12,644         7,168
  Other receivables.......................................................................         322           294
  Prepaid and other current assets........................................................         252           634
                                                                                            ------------   -----------
    Total current assets..................................................................      14,886        10,541

Property, plant, and equipment, net.......................................................       5,672         4,655
Other assets..............................................................................         490           418
                                                                                            ------------   -----------
    Total assets..........................................................................    $ 21,048        15,614
                                                                                            ------------   -----------
                                                                                            ------------   -----------
                                        LIABILITIES AND SHAREHOLDERS' DEFICIT
----------------------------------------------------------------------------------------------------------------------
Current liabilities:
  Accounts payable........................................................................    $  2,238         2,382
  Payable to VLSI.........................................................................      13,423        11,781
  Accrued compensation....................................................................       3,779         3,938
  Other accrued liabilities...............................................................       1,962         2,065
  Deferred revenue........................................................................       9,846         9,290
                                                                                            ------------   -----------
    Total current liabilities.............................................................      31,248        29,456
Minority interest.........................................................................          56            65
Commitments and contingencies
Shareholders' deficit:
  Series A redeemable preferred stock, $0.01 par value; 2,200 shares authorized; 2,200 shares issued and outstanding as of December 31, 1996; liquidation preference of
    $2,200................................................................................          22            22
  Common stock, $0.01 par value; 40,000 shares authorized; 19,100 shares issued and
    outstanding as of December 31, 1996...................................................         191           191
  Additional paid-in capital..............................................................       3,897         3,902
  Accumulated deficit.....................................................................     (14,366)      (18,022)
                                                                                            ------------   -----------
    Total shareholders' deficit...........................................................     (10,256)      (13,907)
                                                                                            ------------   -----------
    Total liabilities and shareholders' deficit...........................................    $ 21,048        15,614
                                                                                            ------------   -----------
                                                                                            ------------   -----------

          See accompanying notes to consolidated financial statements.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                SIX-MONTH
                                                                                                              PERIODS ENDED
                                                                                             YEAR ENDED    -------------------
                                                                                            DECEMBER 27,   JUNE 28,   JUNE 27,
                                                                                                1996         1996       1997
                                                                                            ------------   --------   --------
                                                                                                               (UNAUDITED)
Revenue:
  Software................................................................................    $26,288       14,163     12,081
  Software sales to VLSI..................................................................      7,654        3,827      3,666
  Services................................................................................     20,243       10,658      8,997
                                                                                            ------------   --------   --------
    Total revenue.........................................................................     54,185       28,648     24,744
                                                                                            ------------   --------   --------
Costs and expenses:
  Costs of software.......................................................................      5,003        3,068      1,862
  Costs of services.......................................................................      6,006        3,306      2,696
  Research and development................................................................     22,169       11,779      8,997
  Selling and marketing...................................................................     22,234       11,021     12,517
  General and administrative..............................................................      6,274        2,566      2,960
                                                                                            ------------   --------   --------
    Total operating expenses..............................................................     61,686       31,740     29,032
                                                                                            ------------   --------   --------
    Loss from operations..................................................................     (7,501)      (3,092)    (4,288)
Interest expense, net.....................................................................       (995)        (407)      (589)
Other expense.............................................................................       (225)        (125)      (287)
                                                                                            ------------   --------   --------
    Loss before taxes.....................................................................     (8,721)      (3,624)    (5,164)
Income tax benefit........................................................................      3,311        1,247      1,508
                                                                                            ------------   --------   --------
    Net loss..............................................................................     (5,410)      (2,377)    (3,656)
Cumulative dividends on Series A redeemable preferred stock...............................       (220)        (110)      (110)
                                                                                            ------------   --------   --------
    Net loss attributable to common shareholders..........................................    $(5,630)      (2,487)    (3,766)
                                                                                            ------------   --------   --------
                                                                                            ------------   --------   --------
    Net loss per common share.............................................................    $ (0.29)       (0.13)     (0.20)
                                                                                            ------------   --------   --------
                                                                                            ------------   --------   --------
Shares used to compute net loss per common share..........................................     19,100       18,821     19,162
                                                                                            ------------   --------   --------
                                                                                            ------------   --------   --------

          See accompanying notes to consolidated financial statements.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT

                                 (IN THOUSANDS)

                                                        SERIES A                         ADDITIONAL                     TOTAL
                                                    PREFERRED STOCK     COMMON STOCK      PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                                    ----------------   ---------------
                                                    SHARES   AMOUNTS   SHARES  AMOUNTS    CAPITAL       DEFICIT        DEFICIT
                                                    ------   -------   ------  -------   ----------   -----------   -------------
Balances as of December 29, 1995..................  2,200      $22     18,678   $191       3,855         (8,956)        (4,888)
Exercise of stock options.........................     --       --        422     --          42             --             42
Net loss..........................................     --       --         --     --          --         (5,410)        (5,410)
                                                    ------   -------   ------  -------     -----      -----------   -------------
Balances as of December 27, 1996..................  2,200       22     19,100    191       3,897        (14,366)       (10,256)
Exercise of stock options (unaudited).............     --       --         62     --           5             --              5
Net loss (unaudited)..............................     --       --         --     --          --         (3,656)        (3,656)
                                                    ------   -------   ------  -------     -----      -----------   -------------
Balances as of June 27, 1997 (unaudited)..........  2,200      $22     19,162   $191       3,902        (18,022)       (13,907)
                                                    ------   -------   ------  -------     -----      -----------   -------------
                                                    ------   -------   ------  -------     -----      -----------   -------------

          See accompanying notes to consolidated financial statements.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   SIX-MONTH
                                                                                 PERIODS ENDED
                                                                            ------------------------
                                                               YEAR ENDED
                                                                DECEMBER     JUNE 28,     JUNE 27,
                                                                27, 1996       1996         1997
                                                               -----------  -----------  -----------
                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss...................................................   $  (5,410)      (2,377)      (3,656)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation.............................................       2,243        1,938        1,087
    Minority interest in net loss of consolidated
      subsidiary.............................................          56           66            9
    Changes in operating assets and liabilities:
      Accounts receivable, net...............................         532        1,200        5,477
      Other receivables......................................         (24)        (127)          28
      Prepaid and other current assets.......................         120         (268)        (383)
      Other assets...........................................        (110)         (43)          72
      Accounts payable.......................................        (164)          46          144
      Payable to VLSI........................................       3,486          440       (1,642)
      Accrued compensation...................................        (822)         (72)         159
      Other accrued liabilities..............................         255          301          103
      Deferred revenue.......................................         890         (496)        (556)
                                                               -----------  -----------  -----------
        Net cash provided by operating activities............       1,052          608          842
Cash flows used in investing activities--purchases of
  property, plant, and equipment.............................        (854)      (1,107)         (70)
Cash flows provided by financing activities--exercise of
  stock options..............................................          42           14            5
                                                               -----------  -----------  -----------
Net increase (decrease) in cash..............................         240         (485)         777
Cash, beginning of year/period...............................       1,428        1,428        1,668
                                                               -----------  -----------  -----------
Cash, end of year/period.....................................   $   1,668          943        2,445
                                                               -----------  -----------  -----------
                                                               -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              DECEMBER 27, 1996, JUNE 28, 1996, AND JUNE 27, 1997

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

(1) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    Compass Design Automation, Inc. (the Company or Compass) develops, markets and supports software products that assist design engineers in the automated design, layout, physical verification and analysis of advanced integrated circuits. Its primary customers are semiconductor companies in the United States, Japan, Korea, Taiwan, and Europe. Compass is a majority owned subsidiary of VLSI Technology, Inc. (VLSI) (see Note 10) and is dependent upon VLSI for financial support.

    FISCAL YEAR

    The Company's fiscal year ends on the last Friday in December and consists of 52 weeks.

    PRINCIPLES OF PRESENTATION AND PREPARATION

    The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and a majority owned subsidiary. The Company owns 60% of the outstanding shares of Compass Design Automation Korea Company, Ltd. (Compass Korea) and, accordingly, consolidates the financial position and results of operations of Compass Korea. The minority interest in the net loss of Compass Korea is presented in other expense in the consolidated statements of operations. All significant intercompany accounts and transactions have been eliminated in consolidation. The financial statements include charges from VLSI for certain services provided to the Company by VLSI and for certain payments made on the behalf of the Company as discussed in Note 2.

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue consists primarily of fees for licenses of the Company's software products, maintenance, and customer support.

    SOFTWARE REVENUE

    Revenue from the sale of software licenses is recognized upon shipment of the products, delivery of permanent authorization codes, and fulfillment of acceptance terms, if any, providing that no significant vendor and postcontract support obligations remain and collection of the related receivable is probable. Any remaining insignificant vendor or postcontract support obligations are accrued at the time the revenue is recognized. If a contingency regarding the sale exists, revenue recognition is delayed until the contingency has been resolved. When the Company receives advance payments for software products, such payments are reported as deferred revenue until all conditions for revenue recognition are met.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    Revenue from the sale of custom software is recognized under the percentage-of-completion method based on output measures which represent the amounts of value added as specified in written custom software contracts.

    SERVICES REVENUE

    Maintenance revenue is deferred and recognized ratably over the term of the maintenance agreement, which is typically 6 or 12 months. Revenue from customer training, support and other services is recognized as the service is performed.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment consist primarily of computer workstations and file servers for employees and are stated at cost net of accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets (generally, five years).

SOFTWARE DEVELOPMENT COSTS

    Development costs incurred in research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility and, accordingly, no costs have been capitalized.

INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    The tax provision has been prepared as if the Company filed separate tax returns on a stand alone basis. Under the terms of the tax-sharing agreement between the Company and VLSI, VLSI has reimbursed the Company for the tax benefit of its federal and state losses and credits. As a result, the net deferred tax asset relating to the federal and state temporary differences less prior and current year payments, is recorded as a reduction of the payable to VLSI in the accompanying consolidated balance sheet as of December 27, 1996.

NET LOSS PER COMMON SHARE

    Cumulative dividends on Series A redeemable preferred are added to net loss to arrive at net loss attributable to common shareholders. Net loss per common share is computed using the weighted-average number of common shares outstanding during each period presented. Common stock equivalents are excluded from the computation as their effect is antidilutive.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

STOCK OPTION AND STOCK PURCHASE PLANS

    The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under SFAS No. 123, the Company must disclosure pro forma net loss for employee stock option grants and employee stock purchases made in 1996 and future years as if the fair value based method defined in SFAS No. 123 had been applied.

TRANSLATION OF FOREIGN CURRENCIES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Resulting foreign exchange gains and losses are included in the consolidated results of operations.

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

    The accompanying unaudited consolidated financial statements as of June 27, 1997, and for the six-month periods ended June 28, 1996 and June 27, 1997, have been prepared on substantially the same basis as the audited consolidated financial statements, and include all adjustments, consisting only of normal recurring adjustments, which management believes are necessary for a fair presentation of the financial information set forth herein.

(2) RELATED PARTY TRANSACTIONS

    The Company has a technology subscription agreement with VLSI whereby VLSI pays $1,596,000 per quarter to the Company for the rights to use certain products. VLSI also made other purchases of products for resale to VLSI customers. Revenue from VLSI of $7,654,000 is included in software revenue in the consolidated statement of operations for the year ended December 27, 1996.

    VLSI charged the Company $864,000 during 1996 for finance, administrative, legal, tax, and treasury services performed by VLSI or paid by VLSI on the Company's behalf. Management believes these charges represent actual costs incurred by VLSI on the Company's behalf. These costs are included in general and administrative expenses in the consolidated statements of operations.

    The Company rents its San Jose, California, facility under an operating lease with VLSI. Total rent expense paid to VLSI during 1996 was $1,236,000 and is included in general and administrative expenses in the consolidated financial statements of operations.

(3) BALANCE SHEET COMPONENTS

ACCOUNTS RECEIVABLE

    A summary of accounts receivable as of December 27, 1996, follows (in thousands):

Trade receivables..................................................................  $  12,799
Less allowance for doubtful accounts...............................................        155
                                                                                     ---------
                                                                                     $  12,644
                                                                                     ---------
                                                                                     ---------

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    PROPERTY, PLANT, AND EQUIPMENT

    A summary of property, plant, and equipment as of December 27, 1996, follows (in thousands):

Computer equipment.................................................................  $  25,254
Office and other equipment.........................................................      3,031
Leasehold improvements.............................................................      2,085
                                                                                     ---------
                                                                                        30,370
Less accumulated depreciation and amortization.....................................     24,698
                                                                                     ---------
                                                                                     $   5,672
                                                                                     ---------
                                                                                     ---------

(4) SHAREHOLDERS' DEFICIT

PREFERRED STOCK

    The Company authorized and issued 2,200,000 shares of redeemable preferred stock, designated as Series A, at a par value of $0.01. The rights, preferences, and privileges of the Series A redeemable preferred stock are as follows:

    - Upon declaration by the Board of Directors, the Series A shareholders receive dividends of $0.10 per share. Subsequent to September 30, 1994, these dividends accumulate annually, whether or not declared by the Board of Directors. As of December 27, 1997, undeclared accumulated dividends of $495,000 were due to Series A shareholders.

    - In the event of any liquidation, dissolution, or merger of the Company, the Series A shareholders receive a $1.00 liquidation preference per share (the initial purchase price) plus an amount equal to accrued and unpaid dividends, prior to any distribution to the holders of common stock. In addition, the holders of Series A preferred stock are entitled to participate ratably in the remaining assets of the Company with the holders of the common stock.

    - The Series A shareholders have a voting right of one vote per share.

    - The Series A redeemable preferred stock was scheduled for redemption at $1.00 per share plus accrued and unpaid dividends at the option of the Company in equal installments on October 1, 1994, 1995, and 1996. As of June 27, 1997, no Series A redeemable preferred stock has been redeemed.

    - The Company may not alter or amend any of the above rights, preferences, and privileges of the shareholders of Series A redeemable preferred stock without obtaining a majority vote or consent of the preferred stock shareholders.

COMMON STOCK

    The Company is authorized to issue 40,000,000 shares of $0.01 par value common stock.

STOCK OPTION PLAN

    The Company has a stock option plan, under which 4,150,000 shares of the Company's common stock have been authorized for issuance.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    The Company applies APB Opinion No. 25 in accounting for its option plan and the VLSI stock purchase plan, and no compensation expense has been recognized for stock option grants using the intrinsic value method. Had the Company determined compensation expense based on the fair value at the grant date for its stock options and the VLSI stock purchase plan under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below for the year ended December 27, 1996 (in thousands):

Net loss as reported:                                                $  (5,410)
Additional compensation cost resulting from:
  Fixed stock options..............................................         (2)
  Employee stock purchase rights...................................       (210)
                                                                     ---------
    Pro forma net loss.............................................  $  (5,622)
    Cumulative dividends on Series A redeemable preferred stock....       (220)
                                                                     ---------
    Pro forma net loss attributable to common shareholders.........  $  (5,842)
                                                                     ---------
                                                                     ---------
    Net loss per common shareholder as reported....................  $   (0.29)
    Pro forma loss per common share................................  $   (0.31)

    The fair value of each option and purchase right is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for stock option grants and VLSI stock purchase rights in 1996: expected volatility of 61%; risk-free interest rate of 6.16%; expected lives of four years and six months, respectively; and no dividend yield.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    A summary of the status of the Company's stock option plan as of and for the year ended December 27, 1996, is presented below:

                                                                                                             WEIGHTED-
                                                                                                              AVERAGE
                                                                                                             EXERCISE
                                                                                                SHARES         PRICE
                                                                                            --------------   ---------
                                                                                            (IN THOUSANDS)
Outstanding at beginning of year..........................................................       1,893         $0.10
  Granted.................................................................................         138          0.10
  Exercised...............................................................................        (422)         0.10
  Canceled................................................................................        (333)         0.10
                                                                                                ------
Outstanding at end of year................................................................       1,276          0.10
                                                                                                ------
                                                                                                ------
Options exercisable at end of year........................................................         743          0.10
                                                                                                ------
                                                                                                ------
Weighted-average fair value of options granted during the year............................      $ 0.05
                                                                                                ------
                                                                                                ------

    The following summarizes information about fixed stock options outstanding as of December 27, 1996 (in thousands, except per share and contractual life data):

                     OPTIONS OUTSTANDING
           ---------------------------------------      OPTIONS EXERCISABLE
                           WEIGHTED-                ----------------------------
                            AVERAGE     WEIGHTED-                     WEIGHTED-
RANGE OF                   REMAINING     AVERAGE                       AVERAGE
EXERCISE      NUMBER      CONTRACTUAL   EXERCISE        NUMBER        EXERCISE
  PRICE     OUTSTANDING      LIFE         PRICE       EXERCISABLE       PRICE
---------  -------------  -----------  -----------  ---------------  -----------
  $0.10          1,276     7.02 years   $    0.10            743      $    0.10

(5) EMPLOYEE BENEFIT PLANS

    401(k) PLAN

    The Company's employees participate in the VLSI 401(k) retirement savings plan which covers substantially all Compass employees. The plan provides for discretionary Company matching contributions, which have not been material.

    VLSI STOCK PURCHASE PLAN

    Certain eligible employees of the Company participate in the Qualified Employees Stock Purchase Plan of VLSI, which permits the purchase of VLSI stock through payroll deductions at a price equal to 85% of the lesser of the market value of VLSI's stock as of the date of the beginning or ending of the enrollment period. Under the plan, Compass employees purchased 57,542 shares of VLSI stock in 1996. The weighted average fair market of purchase rights granted during 1996 was $3.28.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

(6) INCOME TAXES

    The Company files a consolidated tax return with VLSI. The tax provision has been prepared as if the Company filed separate tax returns on a stand alone basis. The components of income tax benefit, as presented in the accompanying consolidated statement of operations, are comprised of federal taxes, state taxes, and certain foreign taxes. The components of income tax benefit for the year ended December 27, 1996 are as follows (in thousands):

Current:
  Federal...........................................................................  $   1,712
  Foreign...........................................................................       (292)
  State.............................................................................         (2)
                                                                                      ---------
    Total current...................................................................      1,418
                                                                                      ---------
Deferred:
  Federal...........................................................................      1,820
  Foreign...........................................................................         73
  State.............................................................................     --
                                                                                      ---------
    Total deferred..................................................................      1,893
                                                                                      ---------
    Total income tax benefit........................................................  $   3,311
                                                                                      ---------
                                                                                      ---------

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    The Company's effective tax rate differs from the federal statutory income tax rate of 35% for the year ended December 27, 1996, as follows (in thousands):

Income tax benefit at statutory rate.................................................  $   3,052
Other benefit........................................................................        259
                                                                                       ---------
    Actual income tax benefit........................................................  $   3,311
                                                                                       ---------
                                                                                       ---------

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of December 27, 1996, are as follows (in thousands):

Deferred tax assets:
  Accrued liabilities..............................................  $     740
  Deferred revenue.................................................      1,455
  Warranty reserve.................................................        282
  Accrued vacation.................................................        209
  Net operating losses.............................................      5,455
  Foreign tax credits..............................................      4,134
  Research and development credits.................................      1,477
  Property and equipment, principally due to depreciation..........        377
  Other............................................................        117
                                                                     ---------
    Total net deferred tax asset...................................  $  14,246
                                                                     ---------
                                                                     ---------

    The Company files a consolidated tax return with VLSI. The tax provision has been prepared as if the Company filed separate tax returns on a stand alone basis. Under the terms of the tax-sharing agreement between the Company and VLSI, VLSI has reimbursed the Company for the benefit of its federal and state losses and credits. As a result, the net deferred tax asset relating to the federal and state temporary differences shown in the accompanying table, less prior and current year VLSI reimbursements, is recorded as a reduction of the payable to VLSI in the accompanying consolidated balance sheet as of December 27, 1996.

(7) CONCENTRATIONS OF CREDIT RISK

    To reduce credit risk, the Company performs ongoing evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any geographic area.

    As of December 27, 1996, two customers represented 15% and 12%, respectively, of total accounts receivable. For the year ended December 27, 1996, sales to one customer represented 11% of total revenue.

(8) BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

    The Company operates primarily in one business segment, comprising the electronic design automation industry.

                        COMPASS DESIGN AUTOMATION, INC.
                                AND SUBSIDIARIES
             (A MAJORITY OWNED SUBSIDIARY OF VLSI TECHNOLOGY, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             (INFORMATION AS OF JUNE 27, 1997 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 28, 1996 AND JUNE 27, 1997 IS UNAUDITED)

    A summary of the Company's operations by geographic area is presented below (in thousands):

                                                           U.S.      EUROPE      ASIA     ELIMINATIONS   CONSOLIDATED
                                                         ---------  ---------  ---------  -------------  -------------
Revenue from unaffiliated customers....................  $  18,430     14,696     13,405       --             46,531
Revenue from affiliated customers......................      7,654     --         --           --              7,654
Intercompany revenue...................................      6,308        157      2,225       (8,690)        --
Operating (loss) income................................     (7,869)       257        111       --             (7,501)
Identifiable assets....................................     15,957     10,725      2,964       (8,598)        21,048

(9) COMMITMENTS AND CONTINGENCIES

    The Company leases its San Jose, California, headquarters and certain field sales and research and development facilities under operating lease agreements that expire over the next 12 years. Rental expense incurred by the Company under operating lease agreements totaled $1,472,000 for the year ended December 27, 1996.

    Future annual minimum lease payments under operating leases for the following fiscal years, are as follows (in thousands):

FISCAL YEAR
ENDING
-------------------------------------------------------------------------------------
1997.................................................................................  $   1,232
1998.................................................................................        686
1999.................................................................................        357
2000.................................................................................        129
                                                                                       ---------
                                                                                       $   2,404
                                                                                       ---------
                                                                                       ---------

    On August 12, 1997, the Company received a letter from one of its customers alleging that the Company had delivered a faulty product which caused the customer to incur actual damages and loss of market share. No legal claim has been filed, and, accordingly, the Company is unable to estimate the amount of any such damages.

    The Company is also subject to claims that have arisen in the ordinary course of business. The Company believes it has adequate legal defenses and believes the ultimate outcome of these actions will not have a material effect on the Company's consolidated financial position or results of operations.

(10) SUBSEQUENT EVENTS

    Avant! acquired Compass Design Automation, Inc. on September 12, 1997 in a transaction accounted for as a purchase. The purchase price included cash of $17,500,000, Avant! common stock valued at $17,500,000, and transaction costs of 4,948,000. In connection with the purchase, all unvested options were canceled.